NEWS FOR IMMEDIATE RELEASE

April 20, 2016                                                                                                                                                         For Further Information Contact:

John Iannone
Vice President, Investor Relations

(304) 905-7021
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces First Quarter 2016 Net Income

(Wheeling, WV)… Todd F. Clossin, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced net income and related earnings per share for the three months ended March 31, 2016.  Net income for the three months ended March 31, 2016 was $22.9 million or $0.60 per diluted share compared to $13.9 million or $0.40 per diluted share for the first quarter of 2015. Net income excluding after-tax merger-related expenses (non-GAAP measure), increased 13.2% to $22.9 million compared to $20.2 million for the first quarter of 2015, while diluted earnings per share, excluding after-tax merger-related expenses (non-GAAP measure), totaled $0.60, compared to $0.59 per share for the first quarter of 2015.

	For the Three Months Ended March 31,
	2016		2015
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$ 22,874	$ 0.60	$ 20,213	$ 0.59
Less: After tax merger-related expenses	-	-	(6,326)	(0.19)
Net income (GAAP)	$ 22,874	$ 0.60	$ 13,887	$ 0.40
(1) Non-GAAP net income excludes after-tax merger related expenses. Non-GAAP measures are defined on page 10 under "Non-GAAP Financial Measures."

WesBanco's results for the three months ended March 31, 2016 and 2015 included ESB Financial Corporation's ("ESB") results from February 10, 2015, the date of consummation of the merger.  ESB was a Pennsylvania thrift holding company with approximately $2.0 billion in assets and 23 offices in southwestern Pennsylvania.

"I am pleased to report that WesBanco continues to make progress as we execute upon our growth strategies," said Mr. Clossin.  "While the first quarter is typically impacted by seasonal issues, we experienced strong loan growth as the commercial lending hires we have made over the past eighteen months continue to gain traction.  Total loans at March 31, were higher by 5.6% annualized, when compared to 2015 year-end.  In addition, as we passed the one year anniversary of the merger with ESB Financial, we continued to show year-over-year improvement in our returns on average assets and average tangible equity of 1.08% and 14.40%, respectively."

Mr. Clossin continued, "we are making steady progress on our private and retail banking strategies which emphasize multiple relationship customers.  Lastly, our efficiency ratio has improved to 55.52% as we continue to demonstrate tight discretionary expense controls."

Financial Condition

Total assets at March 31, 2016 increased 4.1% or $336.1 million compared to March 31, 2015 primarily from growth in portfolio loans, which increased $262.7 million or 5.4% over the last twelve months.  Loan growth was achieved through $452.5 million in loan originations in the first quarter, compared to $366.3 million in the first quarter of 2015.  Loan growth occurred in most loan categories with residential real estate nearly unchanged. Approximately 22.5% of the growth was in commercial and industrial loans and 23.8% was in home equity loans.  Loan growth was driven by increased business activity, additional commercial personnel in our core urban markets, focused calling efforts and improvement in loan origination processes. Total deposits, excluding CDs, increased $56.7 million or 1.3% during the last twelve months with a 6.3% increase in non-interest bearing demand deposits to $1.3 billion.  Deposits from Marcellus and Utica shale gas customers were $126.4 million over the last year.  Certificates of deposit dropped $330.0 million from lower rate offerings for single service maturing CDs, runoff of higher cost ESB CDs held by retail customers and customer preferences for other deposit types as we remix our deposits to emphasize multiple relationship customers.

WesBanco continues to maintain strong regulatory capital ratios after the ESB acquisition and implementation of the new BASEL III capital standards at the start of 2015.  At March 31, 2016, Tier I leverage was 9.46%, Tier I Risk-Based capital was 13.30%, Total Risk-Based capital was 14.06% and Common Equity Tier 1 capital ratio (CET 1), was 11.58%.  Both consolidated and bank-level regulatory capital ratios are well above the applicable "well-capitalized" standards promulgated by bank regulators, as well as the recently finalized BASEL III capital standards.  Total tangible equity to tangible assets (non-GAAP measure) was 8.15% at March 31, 2016, increasing from 7.78% at March 31, 2015, and 7.95% at December 31, 2015.  Strong earnings and increased total capital have enabled WesBanco to increase the quarterly dividend rate, currently at $0.24 per share, nine times over the last six years, cumulatively representing a 71% increase.  The most recent increase was $0.01 per share in the first quarter of 2016.

Credit Quality

The provision for credit losses increased to $2.3 million in the first quarter of 2016 compared to $1.3 million in the first quarter of 2015 due to loan growth, but decreased 10.1% from the fourth quarter of 2015.  Net charge-offs for the quarter as a percentage of average portfolio loans of 0.12% decreased from 0.16% in the first quarter of 2015 and from 0.20% in the fourth quarter of 2015.

Non-performing loans (including TDRs) as well as criticized and classified loans, improved as a percentage of total portfolio loans from the first quarter of 2015. Total non-performing loans were 0.85% of total loans at March 31, 2016, decreasing from 1.20% of total loans in the first quarter of 2015. Criticized and classified loans were 1.65% of total loans, improving from 1.91% at the end of the 2015 first quarter. Past due loans at March 31, 2016 were 0.31% of total loans, increasing slightly from 0.27% at March 31, 2015.

The allowance for loan losses represented 0.83% of total portfolio loans at March 31, 2016.  If the acquired ESB loans (which were recorded at fair value at the date of acquisition of $701.0 million) were excluded from the ratio, the allowance would approximate 0.96% of the adjusted loan total as compared to 1.09% at the end of 2014 before the acquisition.

Net Interest Income

Net interest income increased $4.9 million or 8.9% in the first quarter of 2016 compared to the same quarter of 2015 due to an 18.7% increase in average earning assets, primarily through the acquisition, and through a 6.6% increase in average loan balances, partially offset by a 30 basis point decrease in the net interest margin.

The net interest margin decreased to 3.29% in the first quarter, compared to 3.59% in same quarter of 2015. The decrease in the net interest margin is primarily due to a change in the mix of securities to total average earning assets from 28.9% in 2015 to 31.6% in 2016, a 15 basis point decline in the average rate earned on securities due to lower yields from a restructuring of the ESB portfolio in 2015 and a decrease of 17 basis points for total loans due to repricing of existing loans at lower spreads and competitive pricing on new loans.  The lower spreads were due to the continued low interest rate environment with a relatively flat yield curve. Mitigating this reduction is the aforementioned loan growth, which improves asset yields as the average rate on loans is higher than the average rate on securities. Funding costs increased 9 basis points in the first quarter compared to the same quarter in 2015, primarily due to an increase in FHLB borrowings to 17.2% of interest bearing liabilities from 6.4% in 2015 with an associated 51 basis point increase in the average rate on these borrowings as the term increased from short to medium. Average deposits in the first quarter increased by 6.0%, primarily due to the acquisition which closed midway through the first quarter of 2015. The rate on interest bearing deposits decreased 2 basis points to 0.32% due to the maturity of higher cost CDs. In addition, growth in average deposits occurred in lower cost categories of interest and non-interest bearing demand deposits and savings deposits, while CDs decreased by 3.3%.

Non-Interest Income

For the first quarter of 2016, non-interest income increased $1.2 million or 6.6% compared to the 2015 first quarter.  Service charges on deposits increased $0.3 million or 8.2% from the addition of ESB and adjustments to the fee schedule last year.  Electronic banking fees increased $0.3 million or 8.4% from increases in transaction volume. Bank-owned life insurance decreased by $0.3 million primarily due to death benefits received in the first quarter of 2015.  Net gains on sales of mortgage loans increased $0.3 million from a larger percentage of originations being sold in the secondary market. Trust fees decreased $0.3 million or 5.7% compared to the first quarter of last year from market declines, but increased 8.9% compared to the fourth quarter of last year primarily due to higher tax return preparation fees.  Net securities gains increased by $1.1 million in the first quarter of 2016 compared to the first quarter of 2015, primarily due to realized gains resulting from calls on agency securities in the 2016 quarter.

Non-Interest Expense

The following paragraph on non-interest expense excludes merger-related expenses of $9.7 million in the first quarter of 2015.  There were no merger related expenses in the first quarter of 2016.  Non-interest expense in the first quarter of 2016 grew $1.6 million or 3.7%, compared to the same quarter in 2015, partially due to the ESB acquisition.  With net revenue growth of 8.3%, this positive operating leverage helped to improve the efficiency ratio in 2016 to 55.52% from 58.24% in the first quarter of 2015. Salaries and wages increased $0.8 million or 4.5%, due to a 3.8% increase in average full-time equivalent employees from the merger, routine annual adjustments to compensation and increased bonus and stock compensation expense. Employee benefits expense decreased $0.2 million, primarily from decreased health insurance costs. Equipment costs increased $0.5 million related to continuous improvements in computer system and software infrastructure, and origination and customer support systems.  FDIC insurance expense increased $0.3 million due to the increased size of the balance sheet. Amortization of intangible assets increased $0.2 million from additional ESB intangible assets related to core deposits and non-compete agreements.

Financial Results Conference Call

WesBanco will also host a conference call to discuss the Company's financial results for the first quarter of 2016 at 3 p.m. ET on Wednesday, April 20, 2016.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a multi-state, bank holding company with total assets of approximately $8.6 billion (as of March 31, 2016). WesBanco is a diversified and well-balanced financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management. WesBanco has meaningful market share across its key geographies maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with more than $3 billion of assets under management, and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds.  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 141 financial centers in the states of Ohio, Pennsylvania, and West Virginia. In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:
Forward-looking statements in this report relating to WesBanco's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco's Form 10-K for the year ended December 31, 2015 and documents subsequently filed by WesBanco with the Securities and Exchange Commission ("SEC"), which are available at the SEC's website, www.sec.gov or at WesBanco's website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco's most recent Annual Report on Form 10-K filed with the SEC under "Risk Factors" in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco's operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 4
(unaudited, dollars in thousands, except shares and per share amounts)
	For the Three Months Ended
STATEMENT OF INCOME	March 31,
Interest and dividend income	2016	2015	% Change
Loans, including fees	$ 52,338	$ 47,713	9.7
Interest and dividends on securities:
Taxable	10,217	8,498	20.2
Tax-exempt	4,521	3,533	28.0
Total interest and dividends on securities	14,738	12,031	22.5
Other interest income	525	635	(17.3)
Total interest and dividend income	67,601	60,379	12.0
Interest expense
Interest bearing demand deposits	507	422	20.1
Money market deposits	456	456	-
Savings deposits	165	148	11.5
Certificates of deposit	2,659	2,872	(7.4)
Total interest expense on deposits	3,787	3,898	(2.8)
Federal Home Loan Bank borrowings	3,068	557	450.8
Other short-term borrowings	82	75	9.3
Junior subordinated debt owed to unconsolidated subsidiary trusts	822	894	(8.1)
Total interest expense	7,759	5,424	43.0
Net interest income	59,842	54,955	8.9
Provision for credit losses	2,324	1,289	80.3
Net interest income after provision for credit losses	57,518	53,666	7.2
Non-interest income
Trust fees	5,711	6,053	(5.7)
Service charges on deposits	3,952	3,652	8.2
Electronic banking fees	3,604	3,325	8.4
Net securities brokerage revenue	1,896	2,059	(7.9)
Bank-owned life insurance	973	1,251	(22.2)
Net gains on sales of mortgage loans	548	272	101.5
Net securities gains	1,111	22	4,950.0
Net (loss) / gain on other real estate owned and other assets	(18)	122	(114.8)
Other income	1,616	1,434	12.7
Total non-interest income	19,393	18,190	6.6
Non-interest expense
Salaries and wages	19,180	18,357	4.5
Employee benefits	7,077	7,316	(3.3)
Net occupancy	3,591	3,490	2.9
Equipment	3,428	2,973	15.3
Marketing	973	965	0.8
FDIC insurance	1,166	910	28.1
Amortization of intangible assets	730	566	29.0
Restructuring and merger-related expense	-	9,733	(100.0)
Other operating expenses	9,198	9,131	0.7
Total non-interest expense	45,343	53,441	(15.2)
Income before provision for income taxes	31,568	18,415	71.4
Provision for income taxes	8,694	4,528	92.0
Net Income	$ 22,874	$ 13,887	64.7

Taxable equivalent net interest income	$ 62,276	$ 56,857	9.5

Per common share data
Net income per common share - basic	$ 0.60	$ 0.40	50.0
Net income per common share - diluted	0.60	0.40	50.0
Dividends declared	0.24	0.23	4.3
Book value (period end)	29.87	28.38	5.3
Tangible book value (period end) (1)	17.17	15.67	9.6
Average common shares outstanding - basic	38,386,983	34,393,137	11.6
Average common shares outstanding - diluted	38,402,316	34,478,335	11.4
Period end common shares outstanding	38,362,534	38,449,812	(0.2)

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Three Months Ended
	March 31,
	2016	2015	% Change

Return on average assets	1.08%	0.75%	44.00%
Return on average equity	8.07	5.89	37.01
Return on average tangible equity (1)	14.40	10.62	35.59
Yield on earning assets (2)	3.70	3.93	(5.85)
Cost of interest bearing liabilities	0.52	0.43	20.93
Net interest spread (2)	3.18	3.50	(9.14)
Net interest margin (2)	3.29	3.59	(8.36)
Efficiency (1) (2)	55.52	58.24	(4.67)
Average loans to average deposits	83.22	77.98	6.72
Annualized net loan charge-offs/average loans	0.12	0.16	(25.00)
Effective income tax rate	27.54	24.59	12.00

	For the Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2016	2015	2015	2015	2015

Return on average assets	1.08%	1.07%	1.05%	1.05%	0.75%
Return on average equity	8.07	8.11	7.96	7.89	5.89
Return on average tangible equity (1)	14.40	14.68	14.58	13.67	10.62
Yield on earning assets (2)	3.70	3.69	3.70	3.76	3.93
Cost of interest bearing liabilities	0.52	0.47	0.42	0.41	0.43
Net interest spread (2)	3.18	3.22	3.28	3.35	3.50
Net interest margin (2)	3.29	3.32	3.36	3.44	3.59
Efficiency (1) (2)	55.52	56.34	57.60	56.11	58.24
Average loans to average deposits	83.22	80.66	78.75	76.52	77.98
Annualized net loan charge-offs/average loans	0.12	0.20	0.30	0.25	0.16
Effective income tax rate	27.54	26.20	25.88	26.90	24.59
Trust assets, market value at period end	$ 3,623,532	$ 3,625,411	$ 3,650,043	$ 3,843,792	$ 3,852,165

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 6
(unaudited, dollars in thousands, except shares)	% Change
Balance sheets	March 31,			Dec. 31,	December 31, 2015
Assets	2016	2015	% Change	2015	to March 31, 2016
Cash and due from banks	$ 148,128	$ 75,103	97.2	$ 75,707	95.7
Due from banks - interest bearing	19,845	17,871	11.0	10,978	80.8
Securities:
Available-for-sale, at fair value	1,380,762	1,654,264	(16.5)	1,409,520	(2.0)
Held-to-maturity (fair values of $1,042,690; $772,843 and $1,038,207, respectively)	1,004,925	743,925	35.1	1,012,930	(0.8)
Total securities	2,385,687	2,398,189	(0.5)	2,422,450	(1.5)
Loans held for sale	4,942	6,064	(18.5)	7,899	(37.4)
Portfolio loans:
Commercial real estate	2,304,886	2,196,944	4.9	2,256,381	2.1
Commercial and industrial	768,714	709,621	8.3	737,878	4.2
Residential real estate	1,238,227	1,239,163	(0.1)	1,247,800	(0.8)
Home equity	424,561	362,163	17.2	416,889	1.8
Consumer	399,997	365,830	9.3	406,894	(1.7)
Total portfolio loans, net of unearned income	5,136,385	4,873,721	5.4	5,065,842	1.4
Allowance for loan losses	(42,525)	(44,173)	3.7	(41,710)	(2.0)
Net portfolio loans	5,093,860	4,829,548	5.5	5,024,132	1.4
Premises and equipment, net	110,542	110,900	(0.3)	112,203	(1.5)
Accrued interest receivable	26,574	25,232	5.3	25,759	3.2
Goodwill and other intangible assets, net	490,688	493,176	(0.5)	490,888	(0.0)
Bank-owned life insurance	151,939	153,991	(1.3)	150,980	0.6
Other assets	137,176	123,205	11.3	149,302	(8.1)
Total Assets	$ 8,569,381	$ 8,233,279	4.1	$ 8,470,298	1.2

Liabilities
Deposits:
Non-interest bearing demand	$ 1,327,906	$ 1,249,521	6.3	$ 1,311,455	1.3
Interest bearing demand	1,225,068	1,199,801	2.1	1,152,071	6.3
Money market	940,244	1,018,184	(7.7)	967,561	(2.8)
Savings deposits	1,095,819	1,064,808	2.9	1,077,374	1.7
Certificates of deposit	1,553,855	1,883,888	(17.5)	1,557,838	(0.3)
Total deposits	6,142,892	6,416,202	(4.3)	6,066,299	1.3
Federal Home Loan Bank borrowings	1,039,254	432,456	140.3	1,041,750	(0.2)
Other short-term borrowings	76,630	76,630	-	81,356	(5.8)
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,196	142,269	(25.4)	106,196	-
Total borrowings	1,222,080	651,355	87.6	1,229,302	(0.6)
Accrued interest payable	2,070	2,297	(9.9)	1,715	20.7
Other liabilities	56,429	72,041	(21.7)	50,850	11.0
Total Liabilities	7,423,471	7,141,895	3.9	7,348,166	1.0

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 100,000,000 and 50,000,000 shares authorized in 2016 and 2015, respectively; 38,546,042; 38,546,042 and 38,546,042 shares
issued, respectively; 38,362,534; 38,449,812 and 38,459,635 shares	80,304	80,304	-	80,304	-
outstanding, respectively
Capital surplus	516,260	520,596	(0.8)	516,294	(0.0)
Retained earnings	563,592	509,622	10.6	549,921	2.5
Treasury stock (183,508; 96,230 and 86,407 shares - at cost, respectively)	(5,335)	(3,061)	(74.3)	(2,640)	(102.1)
Accumulated other comprehensive loss	(8,357)	(13,624)	38.7	(20,954)	60.1
Deferred benefits for directors	(554)	(2,453)	77.4	(793)	30.1
Total Shareholders' Equity	1,145,910	1,091,384	5.0	1,122,132	2.1
Total Liabilities and Shareholders' Equity	$ 8,569,381	$ 8,233,279	4.1	$ 8,470,298	1.2

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 7
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	For the Three Months Ended March 31,
	2016		2015
	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 56,624	0.36%	$ 29,585	0.14%
Loans, net of unearned income (1)	5,093,095	4.13	4,502,920	4.30
Securities: (2)
Taxable	1,770,384	2.31	1,410,138	2.41
Tax-exempt (3)	632,800	4.40	441,923	4.92
Total securities	2,403,184	2.86	1,852,061	3.01
Other earning assets (4)	45,801	4.14	17,817	14.03
Total earning assets (3)	7,598,704	3.70%	6,402,383	3.93%
Other assets	953,016		1,128,712
Total Assets	$ 8,551,720		$ 7,531,095

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 1,189,494	0.17%	$ 1,041,608	0.16%
Money market accounts	959,813	0.19	978,086	0.19
Savings deposits	1,084,358	0.06	962,987	0.06
Certificates of deposit	1,580,357	0.68	1,633,854	0.71
Total interest bearing deposits	4,814,022	0.32	4,616,535	0.34
Federal Home Loan Bank borrowings	1,041,115	1.19	331,703	0.68
Other borrowings	87,031	0.38	92,307	0.33
Junior subordinated debt	106,196	3.11	125,826	2.88
Total interest bearing liabilities	6,048,364	0.52%	5,166,371	0.43%
Non-interest bearing demand deposits	1,306,270		1,158,228
Other liabilities	57,572		249,660
Shareholders' equity	1,139,514		956,836
Total Liabilities and Shareholders' Equity	$ 8,551,720		$ 7,531,095
Taxable equivalent net interest spread		3.18%		3.50%
Taxable equivalent net interest margin		3.29%		3.59%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $0.7 million and $1.1 million for the three months ended March 31, 2016 and 2015.
Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $0.8 million and $0.8 million for the three months  ended March 31, 2016 and 2015, respectively, while accretion on interest bearing liabilities acquired from the prior acquisitions was $0.5 million and $0.8 million for the three months ended March 31, 2016 and 2015, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.
(4) Interest income on other earning assets includes $0.6 million of a special dividend from FHLB Pittsburgh for the period ending March 31, 2015.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 8
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Interest income	2016	2015	2015	2015	2015
Loans, including fees	$ 52,338	$ 52,080	$ 51,876	$ 52,316	$ 47,713
Interest and dividends on securities:
Taxable	10,217	10,522	10,251	10,043	8,498
Tax-exempt	4,521	4,644	4,535	4,052	3,533
Total interest and dividends on securities	14,738	15,166	14,786	14,095	12,031
Other interest income	525	414	273	318	635
Total interest and dividend income	67,601	67,660	66,935	66,729	60,379
Interest expense
Interest bearing demand deposits	507	518	517	485	422
Money market deposits	456	484	485	490	456
Savings deposits	165	165	165	163	148
Certificates of deposit	2,659	2,630	2,662	2,869	2,872
Total interest expense on deposits	3,787	3,797	3,829	4,007	3,898
Federal Home Loan Bank borrowings	3,068	2,353	1,650	949	557
Other short-term borrowings	82	116	89	92	75
Junior subordinated debt owed to unconsolidated subsidiary trusts	822	774	758	888	894
Total interest expense	7,759	7,040	6,326	5,936	5,424
Net interest income	59,842	60,620	60,609	60,793	54,955
Provision for credit losses	2,324	2,585	1,798	2,681	1,289
Net interest income after provision for credit losses	57,518	58,035	58,811	58,112	53,666
Non-interest income
Trust fees	5,711	5,244	5,127	5,476	6,053
Service charges on deposits	3,952	4,401	4,425	4,249	3,652
Electronic banking fees	3,604	3,691	3,849	3,496	3,325
Net securities brokerage revenue	1,896	1,795	1,996	1,842	2,059
Bank-owned life insurance	973	1,598	1,021	989	1,251
Net gains on sales of mortgage loans	548	612	779	407	272
Net securities gains	1,111	880	47	-	22
Net (loss) / gain on other real estate owned and other assets	(18)	189	(18)	152	122
Other income	1,616	1,616	960	1,461	1,434
Total non-interest income	19,393	20,026	18,186	18,072	18,190
Non-interest expense
Salaries and wages	19,180	19,872	19,832	19,300	18,357
Employee benefits	7,077	6,745	6,028	6,807	7,316
Net occupancy	3,591	3,336	3,533	3,243	3,490
Equipment	3,428	3,506	3,731	3,017	2,973
Marketing	973	1,425	1,514	1,715	965
FDIC insurance	1,166	1,093	1,064	1,040	910
Amortization of intangible assets	730	811	815	944	566
Restructuring and merger-related expense	-	48	185	1,115	9,733
Other operating expenses	9,198	10,058	10,279	9,408	9,131
Total non-interest expense	45,343	46,894	46,981	46,589	53,441
Income before provision for income taxes	31,568	31,167	30,016	29,595	18,415
Provision for income taxes	8,694	8,165	7,768	7,962	4,528
Net Income	$ 22,874	$ 23,002	$ 22,248	$ 21,633	$ 13,887

Taxable equivalent net interest income	$ 62,276	$ 63,121	$ 63,051	$ 62,975	$ 56,857

Per common share data
Net income per common share - basic	$ 0.60	$ 0.60	$ 0.58	$ 0.56	$ 0.40
Net income per common share - diluted	$ 0.60	$ 0.60	$ 0.58	$ 0.56	$ 0.40
Dividends declared	$ 0.24	$ 0.23	$ 0.23	$ 0.23	$ 0.23
Book value (period end)	$ 29.87	$ 29.18	$ 28.97	$ 28.42	$ 28.38
Tangible book value (period end) (1)	$ 17.17	$ 16.51	$ 16.27	$ 15.72	$ 15.67
Average common shares outstanding - basic	38,386,983	38,507,772	38,523,593	38,472,229	34,393,137
Average common shares outstanding - diluted	38,402,316	38,538,771	38,556,995	38,531,700	34,478,335
Period end common shares outstanding	38,362,534	38,459,635	38,517,542	38,519,170	38,449,812
Full time equivalent employees	1,624	1,633	1,637	1,667	1,713

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 9
(unaudited, dollars in thousands)
	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
Asset quality data	2016		2015		2015		2015		2015
Non-performing assets:
Troubled debt restructurings - accruing	$ 9,550		$ 11,548		$ 12,030		$ 12,958		$ 17,330
Non-accrual loans:
Troubled debt restructurings	4,517		4,617		12,661		13,140		9,224
Other non-accrual loans	29,343		28,764		28,633		35,064		32,150
Total non-accrual loans	33,860		33,381		41,294		48,204		41,374
Total non-performing loans	43,410		44,929		53,324		61,162		58,704
Other real estate and repossessed assets	5,329		5,825		6,062		6,168		6,226
Total non-performing assets	$ 48,739		$ 50,754		$ 59,386		$ 67,330		$ 64,930

Past due loans (1):
Loans past due 30-89 days	$ 11,888		$ 11,005		$ 12,422		$ 10,320		$ 12,003
Loans past due 90 days or more	4,186		3,126		6,079		2,471		1,031
Total past due loans	$ 16,074		$ 14,131		$ 18,501		$ 12,791		$ 13,034

Criticized and classified loans (2):
Criticized loans	$ 31,410		$ 26,298		$ 32,253		$ 28,280		$ 40,659
Classified loans	53,182		53,408		49,204		54,645		52,295
Total criticized and classified loans	$ 84,592		$ 79,706		$ 81,457		$ 82,925		$ 92,954

Loans past due 30-89 days / total portfolio loans	0.23%		0.22%		0.25%		0.21%		0.25%
Loans past due 90 days or more / total portfolio loans	0.08		0.06		0.12		0.05		0.02
Non-performing loans / total portfolio loans	0.85		0.89		1.08		1.24		1.20
Non-performing assets/total portfolio loans, other
real estate and repossessed assets	0.95		1.00		1.20		1.36		1.33
Non-performing assets / total assets	0.57		0.60		0.70		0.80		0.79
Criticized and classified loans / total portfolio loans	1.65		1.57		1.65		1.68		1.91

Allowance for loan losses
Allowance for loan losses	$ 42,525		$ 41,710		$ 41,624		$ 43,419		$ 44,173
Provision for credit losses	2,324		2,585		1,798		2,681		1,289
Net loan and deposit account overdraft charge-offs	1,532		2,516		3,768		3,108		1,747

Annualized net loan charge-offs /average loans	0.12%		0.20%		0.30%		0.25%		0.16%
Allowance for loan losses / total portfolio loans	0.83%		0.82%		0.84%		0.88%		0.91%
Allowance for loan losses / non-performing loans	0.98	x	0.93	x	0.78	x	0.71	x	0.75	x
Allowance for loan losses / non-performing loans and
loans past due	0.71	x	0.71	x	0.58	x	0.59	x	0.62	x

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
	2016		2015		2015		2015		2015
Capital ratios
Tier I leverage capital	9.46%		9.38%		9.39%		9.29%		10.62%
Tier I risk-based capital	13.30		13.35		13.69		13.47		14.09
Total risk-based capital	14.06		14.11		14.48		14.30		14.92
Common equity tier 1 capital ratio (CET 1)	11.58		11.66		11.93		11.71		11.49
Average shareholders' equity to average assets	13.32		13.24		13.20		13.29		12.71
Tangible equity to tangible assets (3)	8.15		7.95		7.87		7.68		7.78

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES	Page 10
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco's operating performance and trends, and facilitate comparisons with the performance of WesBanco's peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco's financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2016	2015	2015	2015	2015
Return on average tangible equity:
Net income (annualized)	$ 91,999	$ 91,258	$ 88,267	$ 86,770	$ 56,319
Plus: amortization of intangibles (annualized) (1)	1,908	2,091	2,102	2,462	1,491
Net income before amortization of intangibles (annualized)	93,907	93,349	90,369	89,232	57,810

Average total shareholders' equity	1,139,514	1,124,759	1,108,616	1,100,302	956,836
Less: average goodwill and other intangibles, net of def. tax liability	(487,210)	(488,677)	(488,726)	(447,709)	(412,454)
Average tangible equity	$ 652,304	$ 636,082	$ 619,890	$ 652,593	$ 544,382

Return on average tangible equity	14.40%	14.68%	14.58%	13.67%	10.62%

Efficiency ratio:
Non-interest expense	$ 45,343	$ 46,894	$ 46,981	$ 46,589	$ 53,441
Less: restructuring and merger-related expense	-	(48)	(185)	(1,115)	(9,733)
Non-interest expense excluding restructuring and merger-related expense	45,343	46,846	46,796	45,474	43,708

Net interest income on a fully taxable equivalent basis	62,276	63,121	63,051	62,975	56,857
Non-interest income	19,393	20,026	18,186	18,072	18,190
Net interest income on a fully taxable equivalent basis plus non-interest income	$ 81,669	$ 83,147	$ 81,237	$ 81,047	$ 75,047
Efficiency Ratio	55.52%	56.34%	57.60%	56.11%	58.24%

Net Income, excluding after-tax merger-related expenses:
Net income	$ 22,874	$ 23,002	$ 22,248	$ 21,633	$ 13,887
Add: After-tax merger-related expenses (1)	-	31	120	725	6,326
Net income, excluding after-tax merger-related expenses	$ 22,874	$ 23,033	$ 22,368	$ 22,358	$ 20,213

Net Income, excluding after-tax merger-related expenses per diluted share:
Net income per diluted share	$ 0.60	$ 0.60	$ 0.58	$ 0.56	$ 0.40
Add: After-tax merger-related expenses per diluted share (1)	-	-	-	0.02	0.19
Net income, excluding after-tax merger-related expenses per diluted share	$ 0.60	$ 0.60	$ 0.58	$ 0.58	$ 0.59

	Period End
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2016	2015	2015	2015	2015
Tangible book value:
Total shareholders' equity	$ 1,145,910	$ 1,122,132	$ 1,115,742	$ 1,094,653	$ 1,091,384
Less: goodwill and other intangible assets, net of def. tax liability	(487,267)	(487,270)	(488,893)	(488,949)	(488,911)
Tangible equity	658,643	634,862	626,849	605,704	602,473

Common shares outstanding	38,362,534	38,459,635	38,517,542	38,519,170	38,449,812

Tangible book value	$ 17.17	$ 16.51	$ 16.27	$ 15.72	$ 15.67

Tangible equity to tangible assets:
Total shareholders' equity	$ 1,145,910	$ 1,122,132	$ 1,115,742	$ 1,094,653	$ 1,091,384
Less: goodwill and other intangible assets, net of def. tax liability	(487,267)	(487,270)	(488,893)	(488,949)	(488,911)
Tangible equity	658,643	634,862	626,849	605,704	602,473

Total assets	8,569,381	8,470,298	8,452,430	8,375,419	8,233,279
Less: goodwill and other intangible assets, net of def. tax liability	(487,267)	(487,270)	(488,893)	(488,949)	(488,911)
Tangible assets	$ 8,082,114	$ 7,983,028	$ 7,963,537	$ 7,886,470	$ 7,744,368

Tangible equity to tangible assets	8.15%	7.95%	7.87%	7.68%	7.78%

(1) Tax effected at 35%.